Exhibit 10.4



                                    Summary


Judegment by the District court of Tel-Aviv-court of Liquidations, in procedure No. 1763/02 (Liquidation) delivered by the Honorable judge Tzipora Baron, on August 9th 2002, in the matter regarding the plaintiff "Iscal Holdings Ltd." ("Iscal") And the respondents Bank Leumi of Israel Ltd., Bank HaPoalim Ltd., and others.

1. In order to provide Iscal with an opportunity to present a settlement proposal, the court has granted an order to hold all legal proceedings involving Iscal for 10 days.

2. The court has appointed Adv. Adi Braunstein as trustee, subject to a deposit of a personal undertaking of 50,000 NIS.

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                                    Summary

Judgment of the District court of Tel-Aviv-court of Liquidations, in procedure No. 1763/02 (Liquidation) sub procedure No. 15605/02, delivered by the Honorable judge Varda Alsheich, on September 17th 2002, in the matter regarding the Israeli corporate statute -1999, and the plaintiff "Iscal Holdings Ltd." ("Iscal)".

1. In light of the opinions heard today, there are no objections to the continuance of the order to withhold all legal proceedings involving Iscal.

2. Since there have been no objections, and since it seems it can only serve the general interest, I hereby appoint Accountant Shlomo Ness as trustee together with Adv. Braunstein, in order to create maximum cooperation regarding the sale of the Fauchtwanger Investments 1984 Ltd.

3. As trustee under his prior appointment, and in light of his above appointment, Accountant Ness shall deposit a personal undertaking of 100,000 NIS.

4. The order to withhold all legal proceedings involving Iscal is hereby extended until October 20th 2002 at 09:30.

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